NEWS RELEASE

Whitestone REIT Reports Solid Start with Q1 2016 FFO Core of $0.34 per share; “e-commerce resistant” Business Model Generates Year-Over-Year Increases of 19.7% in Revenues, 21.2% in NOI and 18.5% in FFO Core

-Company Reiterates 2016 Guidance-

Houston, Texas, April 27, 2016 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced operating results for the first quarter ended March 31, 2016. All per share amounts presented in this news release are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

Company Highlights

First Quarter 2016 Compared to First Quarter 2015:

•	19.7% growth in revenues

•	21.2% increase in net operating income (“NOI”)

•	213.9% increase in net income (including $2.9 million gain from sale of properties)

•	18.5% increase in Funds From Operations (“FFO”) Core

•	4% same store NOI growth

•	12.8% increase in rental rates on new and renewal leases signed during the quarter (GAAP basis)

•	FFO Core and net income of $0.34 and $0.18 on a per share basis, respectively

•	81.0% dividend to FFO Core ratio

•	89.3% occupancy in the Company’s retail properties, up 150 basis points

Whitestone Overview

A quality portfolio of neighborhood retail centers with upside potential meeting the daily necessities of fast-growing communities. Whitestone’s optimal mix of tenants who provide convenience and high-demand services reduces risk and generates superior financial results for both customers and Whitestone investors.

CEO Comments

“We produced another strong quarter of profitable growth, driven by our innovative, sustainable and scalable business model,” stated Jim Mastandrea, Chairman and Chief Executive Officer. “Our unique model develops service-based retail properties, which are located in desirable neighborhoods with an overall median household income in excess of $75,000, to serve as destinations for the community. This strategy has led to properties that are relatively ‘e-commerce resistant’ and less affected by the trend towards online shopping.”

Mr. Mastandrea concluded, “We took a meaningful step during the quarter in our ongoing transition to a pure-play owner of neighborhood retail centers by completing the sale of another one of our non-core properties. On an invested capital basis, our portfolio currently stands at approximately 90% retail and 10% warehouse, flex space and office. As we continue to dispose of non-core properties, we plan to recycle the proceeds into acquiring attractive properties located in fast growing cities where we currently own real estate or other similar markets in business friendly states in our efforts to create long-term value for our shareholders.”

Real Estate Portfolio Update

Community Centered PropertiesTM Portfolio Statistics:
As of March 31, 2016, Whitestone owned 69 Community Centered PropertiesTM with 5.9 million square feet of gross leasable area producing annual NOI of approximately $70.0 million. The portfolio is comprised of 43 properties in Texas, 25 in Arizona and one in Illinois that offer significant growth potential meeting the daily necessities of fast-growing communities. In Texas and Arizona, Whitestone’s Community Centered PropertiesTM are located in Austin (4), San Antonio (3), Dallas-Fort Worth (7), Houston (29) and Phoenix (25). In addition to being business friendly, these are five of the top markets in the country in terms of size, economic strength and population growth. Between 2000 and 2014, all of these cities experienced double-digit growth in population, with Austin at +35.8%, San Antonio at +23.4%, Dallas-Fort Worth at +20.5%, Phoenix at +15.8% and Houston at +13.2%. The neighborhood centers in these markets are located on the best retail corners embedded in affluent communities.

With its consumer-centric discipline, the Company strives for a tenant mix of national, regional and local tenants at each of its properties that meet the daily needs of the residents living in the surrounding neighborhoods. At the end of the first quarter, the Company's diversified tenant base was comprised of 1,465 tenants, with the largest tenant accounting for only 2.6% of annualized base rental revenues.  Lease terms range from less than one year for smaller tenants to over 15 years for larger tenants.  The leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Leasing Activity:
During the first quarter, the leasing team signed 122 leases totaling 285,202 square feet in new, expansion and renewal leases, compared to 76 leases totaling 196,401 square feet in the first quarter of 2015. The total lease value added during the quarter was $16.1 million compared to $8.6 million during the same period last year.

The Company's operating portfolio occupancy and total occupancy stood at 87.7% and 86.9%, respectively, at quarter end.

Acquisition and Disposition Activity:
There was no acquisition activity in the first quarter.

On February 17, 2016, the Company completed the sale of approximately 0.5 acres of its 4.5 acre Pinnacle Phase II development parcel located in Scottsdale, Arizona, for $1.1 million. A gain of $1.0 million was recorded on the sale.

On March 3, 2016, Whitestone continued with its transition to a pure-play retail portfolio with the sale of Brookhill, a non-core property located in Houston, Texas, for $3.1 million. A gain of $1.9 million was recorded on the sale.

Balance Sheet and Liquidity

Balance Sheet:
Reflecting the Company’s selective development and redevelopment activity during the quarter, offset somewhat by the sale of a non-core asset, at March 31, 2016, the Company had undepreciated real estate assets of $838.3 million compared to $835.5 million at December 31, 2015.

Liquidity, Debt and Credit Facility:
At March 31, 2016, 49 of the Company’s 69 properties were unencumbered by mortgage debt, with an undepreciated cost basis of $586.5 million. The Company had total real estate debt of $506.2 million, of which $371.6 million, or approximately 73%, was subject to fixed interest rates. The Company's weighted average interest rate on all fixed rate debt as of the end of the first quarter was 3.9% and the weighted average remaining term was 6.1 years.

At quarter end, Whitestone had $2.4 million of cash available on its balance sheet and $165.4 million of available capacity under its credit facility, before the $200 million accordion option.

Dividend

On March 14, 2016, the Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the second quarter of 2016, to be paid in three equal installments of $0.095 in April, May and June of 2016.

2016 FFO Core Guidance

The Company’s FFO Core guidance for 2016 is a range of $1.33 to $1.39 per share. This guidance reflects the Board’s and management’s view of current and future market conditions, as well as the earnings impact of events referenced elsewhere in this release and during the Company’s conference call. This guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity. Please refer to the “2016 Financial Guidance” section of the supplemental data package for the full list of guidance information.

Conference Call Information

In conjunction with the issuance of its financial results, you are invited to listen to the Company’s earnings release conference call to be broadcast live on Thursday, April 28, 2016 at 11:00 A.M. Eastern Time. The call will be led by James C. Mastandrea, Chairman and Chief Executive Officer, and David K. Holeman, Chief Financial Officer. Conference call access information is as follows:

Dial-in number for domestic participants:         (877) 591-4951
Dial-in number for international participants:    (719) 325-4904

The conference call will be recorded and a telephone replay will be available through Thursday, May 12, 2016. Replay access information is as follows:

Replay number for domestic participants:        (877) 870-5176
Replay number for international participants:    (858) 384-5517
Pass Code (for all participants):            5614356

To listen to a live webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

The first quarter earnings release and supplemental data package will be located in the Investor Relations section of the Company’s website. For those without internet access, the earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at (713) 435-2219.

Supplemental Financial Information

Supplemental materials and details regarding Whitestone's results of operations, communities and tenants are available on the Company's website at www.whitestonereit.com.

About Whitestone REIT

Whitestone REIT (NYSE: WSR) is a fully integrated real estate investment trust ("REIT") that acquires, owns, leases and manages a quality portfolio of neighborhood retail centers with upside potential meeting the daily necessities of fast-growing communities. Whitestone’s optimal mix of tenants who provide convenience and high-demand services reduces risk and generates superior financial results for both customers and Whitestone investors. Founded in 1998, the Company is internally managed with a portfolio of 69 commercial properties in Texas, Arizona and Illinois. For additional information about the Company, please visit www.whitestonereit.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology, such as "may," "will," "plan," "expect," "intend," "anticipate," "believe," "continue" or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to meet its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; the Company's ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles ("GAAP") including FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.
FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by NAREIT, which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets, impairment charges and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, rent support agreement payments received from sellers on acquired assets and acquisition costs. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

Contact Whitestone REIT:
Bob Aronson
Director of Investor Relations
Direct: (713) 435-2219; Mobile: (832) 364-8314

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31, 2016	December 31, 2015
	(unaudited)
ASSETS
Real estate assets, at cost
Property	$838,220	$835,538
Accumulated depreciation	(93,942)	(89,580)
Total real estate assets	744,278	745,958
Cash and cash equivalents	2,447	2,587
Restricted cash	210	121
Marketable securities	430	435
Escrows and acquisition deposits	7,675	6,668
Accrued rents and accounts receivable, net of allowance for doubtful accounts	16,471	15,466
Unamortized lease commissions and loan costs	8,005	8,178
Prepaid expenses and other assets	3,445	2,672
Total assets	$782,961	$782,085

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$505,337	$497,955
Accounts payable and accrued expenses	25,019	24,051
Tenants' security deposits	5,434	5,254
Dividends and distributions payable	7,962	7,834
Total liabilities	543,752	535,094
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 27,426,480 and 26,991,493 issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	27	27
Additional paid-in capital	361,250	359,971
Accumulated deficit	(119,765)	(116,895)
Accumulated other comprehensive loss	(6,067)	(129)
Total Whitestone REIT shareholders' equity	235,445	242,974
Noncontrolling interest in subsidiary	3,764	4,017
Total equity	239,209	246,991
Total liabilities and equity	$782,961	$782,085

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
Property revenues
Rental revenues	$19,422	$16,465
Other revenues	6,013	4,787
Total property revenues	25,435	21,252

Property expenses
Property operation and maintenance	4,794	4,083
Real estate taxes	3,354	2,904
Total property expenses	8,148	6,987

Other expenses (income)
General and administrative	4,836	4,485
Depreciation and amortization	5,392	4,564
Interest expense	4,804	3,408
Interest, dividend and other investment income	(97)	(9)
Total other expense	14,935	12,448

Income from continuing operations before gain (loss) on sale or disposal of properties or assets and income taxes	2,352	1,817

Provision for income taxes	(156)	(83)
Gain on sale of properties	2,890	—
Gain (loss) on sale or disposal of assets	2	(105)
Income from continuing operations	5,088	1,629

Loss from discontinued operations	—	(8)
Loss from discontinued operations	—	(8)

Net income	5,088	1,621

Less: Net income attributable to noncontrolling interests	91	27

Net income attributable to Whitestone REIT	$4,997	$1,594

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
Basic Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.18	$0.07
Income from discontinued operations attributable to Whitestone REIT	0.00	0.00
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.18	$0.07
Diluted Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.18	$0.06
Income from discontinued operations attributable to Whitestone REIT	0.00	0.00
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.18	$0.06

Weighted average number of common shares outstanding:
Basic	26,604	22,577
Diluted	27,489	23,226

Distributions declared per common share / OP unit	$0.2850	$0.2850

Consolidated Statements of Comprehensive Income (Loss)

Net income	$5,088	$1,621

Other comprehensive gain (loss)

Unrealized loss on cash flow hedging activities	(6,041)	(319)
Unrealized gain (loss) on available-for-sale marketable securities	(5)	41

Comprehensive income (loss)	(958)	1,343

Less: Comprehensive income (loss) attributable to noncontrolling interests	(17)	23

Comprehensive income (loss) attributable to Whitestone REIT	$(941)	$1,320

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited) (in thousands)
	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net income from continuing operations	$5,088	$1,629
Net income (loss) from discontinued operations	—	(8)
Net income	5,088	1,621
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,392	4,564
Amortization of deferred loan costs	315	300
Amortization of notes payable discount	72	74
Loss (gain) on sale or disposal of assets and properties	(2,892)	105
Bad debt expense	372	184
Share-based compensation	2,025	1,699
Changes in operating assets and liabilities:
Escrows and acquisition deposits	1,853	706
Accrued rent and accounts receivable	(1,377)	(538)
Unamortized lease commissions	(382)	(273)
Prepaid expenses and other assets	191	145
Accounts payable and accrued expenses	(5,161)	(1,122)
Tenants' security deposits	180	46
Net cash provided by operating activities	5,676	7,519
Net cash used in operating activities of discontinued operations	—	(8)
Cash flows from investing activities:
Acquisitions of real estate	—	(6,300)
Additions to real estate	(4,364)	(2,876)
Proceeds from sale of property	1,097	—
Net cash used in investing activities	(3,267)	(9,176)
Net cash used in investing activities of discontinued operations	—	—
Cash flows from financing activities:
Distributions paid to common shareholders	(7,711)	(6,526)
Distributions paid to OP unit holders	(139)	(113)
Proceeds from revolving credit facility, net	7,000	9,000
Repayments of notes payable	(739)	(612)
Change in restricted cash	(89)	—
Repurchase of common shares	(871)	—
Net cash provided by (used in) financing activities	(2,549)	1,749
Net cash used in financing activities of discontinued operations	—	—
Net increase (decrease) in cash and cash equivalents	(140)	84
Cash and cash equivalents at beginning of period	2,587	4,236
Cash and cash equivalents at end of period	$2,447	$4,320

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Supplemental Disclosure (unaudited) (in thousands)

	Three Months Ended March 31,
	2016	2015
Supplemental disclosure of cash flow information:
Cash paid for interest	$4,602	$3,132
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$187	$41
Financed insurance premiums	$1,060	$1,057
Value of shares issued under dividend reinvestment plan	$27	$23
Value of common shares exchanged for OP units	$98	$64
Change in fair value of available-for-sale securities	$(5)	$41
Change in fair value of cash flow hedge	$(6,041)	$(319)
Proceeds from 1031 exchange transaction	$2,860	$—

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended
	March 31,
FFO AND FFO CORE	2016	2015
Net income attributable to Whitestone REIT	$4,997	$1,594
Depreciation and amortization of real estate assets	5,311	4,540
(Gain) loss on sale or disposal of assets and properties	(2,892)	105
Net income attributable to noncontrolling interests	91	27
FFO	7,507	6,266

Non cash share-based compensation expense	2,025	1,674
Acquisition costs	170	244
FFO Core	$9,702	$8,184

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$7,507	$6,266
Distributions paid on unvested restricted common shares	(155)	(107)
FFO excluding amounts attributable to unvested restricted common shares	$7,352	$6,159
FFO Core excluding amounts attributable to unvested restricted common shares	$9,547	$8,077

Denominator:
Weighted average number of total common shares - basic	26,604	22,577
Weighted average number of total noncontrolling OP units - basic	491	393
Weighted average number of total commons shares and noncontrolling OP units - basic	27,095	22,970

Effect of dilutive securities:
Unvested restricted shares	885	649
Weighted average number of total common shares and noncontrolling OP units - dilutive	27,980	23,619

FFO per common share and OP unit - basic	$0.27	$0.27
FFO per common share and OP unit - diluted	$0.26	$0.26

FFO Core per common share and OP unit - basic	$0.35	$0.35
FFO Core per common share and OP unit - diluted	$0.34	$0.34

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended
	March 31,
	2016	2015
PROPERTY NET OPERATING INCOME
Net income attributable to Whitestone REIT	$4,997	$1,594
General and administrative expenses	4,836	4,485
Depreciation and amortization	5,392	4,564
Interest expense	4,804	3,408
Interest, dividend and other investment income	(97)	(9)
Provision for income taxes	156	83
Gain on sale of properties	(2,890)	—
(Gain) loss on disposal of assets	(2)	105
Income from discontinued operations	—	8
Net income attributable to noncontrolling interests	91	27
NOI	$17,287	$14,265